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                                                                    EXHIBIT 10.8


                              EMPLOYMENT AGREEMENT



                  EMPLOYMENT AGREEMENT made as of the 4th day of March, 1997 by and between Spanish Broadcasting System, Inc., a New Jersey corporation having a place of business at 26 West 56th Street, New York, New York (hereinafter called the "Company") and Raul Alarcon, Jr. (hereinafter called the "Executive").

                  WHEREAS, the Executive wishes to be employed by the Company as President and Chief Executive Officer of the Company, and the Company desires to assure itself of the availability of the Executive's services in such capacities;

                  NOW, THEREFORE, the Company and the Executive agree as follows:

                  1. Employment. The Company agrees to employ the Executive and the Executive agrees to serve the Company upon the terms and conditions hereinafter set forth.

                  2. Term. The employment of the Executive by the Company pursuant to this Agreement will be for a period of five (5) years commencing on the date hereof and terminating on December 31, 2007 (the "Service Period").
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                  3. Duties. The Executive shall, subject to overall direction consistent with the legal authority of the Board of Directors of the Company (the "Board"), serve as, and have all power and authority inherent in the offices of, President and Chief Executive Officer of the Company and its subsidiaries during the Service Period and, as such, shall supervise, control and be responsible for the acquisition and the business affairs and operations of the Company and its subsidiaries and have such other executive powers and duties as may from time to time be prescribed by the Board. The Executive shall also serve as a member of the Board and its Executive Committee and Compensation Committee, if any, during the Service Period and as a member of each Committee of the Board. The Executive shall devote his business time and efforts to the business of the Company and his subsidiaries. The principal place of employment of the Executive shall be New York, N.Y.

                  4. Compensation and Other Provisions.

                     (a) Base Salary. The Company shall pay to the Executive a base salary at a rate of not less than $1,300,000.00 per annum during the Service Period, payable in substantially equal semi-monthly installments (such amount, as it may be increased from time to time, hereinafter being called the "Base


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Salary") provided that the first six installments will be reduced by 1/6th of the amount advanced by the Company to Mr. Alarcon, Jr. to repay the amount due on December 30, 1996 pursuant to his promissory note to the Company. The bonus, dividend and related compensation is set forth at Exhibit A attached hereto. The Base Salary and the Executive's other compensation will be reviewed by the Board at least annually during the Service Period and may be increased or maintained as the Board may determine. The Board shall also review the Executive's performance at the end of each year and determine whether a bonus should be paid for services rendered for that year.

                  (b) Participation in Benefit Plans. During the Service Period, the Executive shall be eligible to participate in all employee benefit plans and arrangements now in effect or which may hereafter be established which are generally applicable to the other senior executives of the Company or any of its subsidiaries, including without limitation, all life, group insurance and medical care plans and all disability, retirement and other employee benefit plans of the Company or any of its subsidiaries.


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                  (c) Other Provisions. The Executive shall be furnished with office facilities and services generally available to senior executives of entities in the businesses in which the Company is engaged, the expenses of which will be paid by the Company. He shall be entitled to the same vacation benefits as are generally available to other senior executives of the Company, but in no event less than six (6) weeks per year. He shall be reimbursed for all reasonable expenses incurred by him in the discharge of his duties, including but not limited to expenses for entertainment and travel. Travel shall be first class. The Executive shall account to the Company for all such expenses.

                  (d) Other Benefits. Executive shall be entitled to receive during the Service Period the non-salary benefits set forth on Exhibit B hereto. In the event any expenses provided under this Section shall not be deductible to the Company under the Internal Revenue Code of 1986, as the same shall hereafter be amended, then the Company shall pay to the Executive additional compensation equal to the expense thereof and the Executive shall pay such expenses directly. All such additional compensation to the Executive shall be subject to applicable withholding taxes.


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As to those benefits obtained directly by Executive he shall be entitled to a reasonable allowance therefor by the Company.

                  5. Termination. The Executive's employment hereunder shall terminate as a result of any of the following events:

                     (a)      the Executive's death;

                     (b) upon the election of the Board of Directors of the Company, in the event the Executive shall have been unable to substantially perform his duties hereunder by reason of illness, accident or other physical or mental disability for a continuous period of at least six months or an aggregate of nine months during any continuous twelve month period ("Disability");

                     (c) for cause where "Cause" shall mean (i) in the event the Executive is incarcerated for a felony for one year and a day or more or is convicted of a felony involving loss of property to the Company for the personal benefit or gain of the Executive or (ii) upon the election of a majority of the members of the Board of Directors other than the Executive in the event (x) the Executive has engaged in material misconduct, neglect of duties or failure to act which materially and adversely affects the business or affairs of the Company or (y) the Executive shall willfully refuse to carry out the reasonable instructions, consistent with the terms of this Agreement, of the Board;


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provided in each case, the Board of Directors shall have first notified the
Executive thereof, and the Executive at a regularly constituted or special meeting of the Board of Directors on at least fifteen (15) days notice shall have had a full opportunity to respond thereto prior to the vote of the Board.

                  Any termination pursuant to subparagraph (b) or (c) of this Section shall be communicated by a written notice ("Notice of Termination") which shall indicate the specific termination provision in this Agreement which is being relied upon and set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under such provision.

                  The Executive's employment under this Agreement shall be deemed to have terminated as follows: (i) if the Executive's employment is terminated pursuant to subparagraph (a) above, on the date of his death; and
(ii) if the Executive's employment is terminated pursuant to subparagraph (b) or
(c) above, on the date on which Notice of Termination is given. The date on which termination is deemed to have occurred pursuant to this paragraph is hereinafter referred to as the "Date of Termination."


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                  6. Payments on Termination.

                     (a) Disability; For Good Reason; Cause. If the Company shall terminate the Executive's employment under subparagraph 5(b) for Disability or subparagraph 5(c) hereof for Good Reason, then, in consideration of the Executive's entering into this Agreement, the Company shall pay to the Executive, as liquidated damages and not as a penalty, the amounts provided for in subparagraphs (i) and (ii), below, and shall comply with the provisions provided for in subparagraph (iii) below, as follows:

                              (i) The Executive's full Base Salary through the Date of Termination, together with all benefits, Bonuses and Incentive Compensation and other compensation through such date.

                              (ii) An amount equal to (A) the aggregate
                     Base Salary payments which the Executive would have received during the Services Period if such termination had not occurred plus (B) the amount of Bonuses and Incentive Compensation which the Executive would have received during the Service Period and under plans or arrangements in effect on the Date of Termination, if such termination had not occurred. All payments provided for in


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                           this subparagraph (a)(ii) shall be made at the time
                           when the same would have become due if termination had not occurred.

                                    (iii) The Company shall, for the balance of
                           the Service Period (as if such termination had not occurred), keep in force for the Executive or provide equivalent coverage with a national insurance company of good repute, all life, group insurance and medical care plans and all disability and other employee benefit plans and arrangements from time to time applicable to senior executives of the Company or its subsidiaries or as specifically provided herein, whichever is greater. The Company shall pay to the Executive cash equivalent amounts for benefits not capable of being maintained.

                           The Executive shall not be required to mitigate the
amount of any payment provided for in this subparagraph by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this subparagraph (a) be reduced by any compensation or retirement benefits heretofore or


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hereafter earned by the Executive as the result of employment by any other person, firm or corporation.

                  (b) Death. Upon termination pursuant to subparagraph 5(a) hereof, the Company shall pay the Executive's estate, in a lump sum on the fifth day following the Date of Termination, the sum of the accrued Base Salary to which he is entitled through the Date of Termination together with all benefits, Bonuses and Incentive Compensation through such date. For the balance of the Service Period, the Company shall pay the estate of the Executive the Base Salary plus the amount of Bonuses which the Executive would have received during the Service Period had such termination not occurred, all such payments to be made at the time and when the same were to become due if termination had not occurred. The Company shall, for the balance of the Service Period, for the benefit of the family of the Executive keep in force or provide equivalent coverage with a national insurance company of good repute all life group insurance and major medical plans and all disability and other benefits covering such family members.

                  (c) Retention of Life Insurance. In the event of the termination of the Executive's employment for any reason, then the Executive shall have the option for a period of 90 days


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following the Date of Termination, upon written notice delivered to the Company during such 90-day period, to require that the Company transfer to him or any other entity designated by Executive policies of insurance on the life of the Executive required to be retained by the Company under Section 4(g), provided, however, that from the effective date of such transfer, the Executive shall be responsible for payment of any premiums connected therewith.

                     (d) Expenses. At the request of the Executive the Company shall advance to the Executive funds for the payment by him for all legal fees and expenses incurred by the Executive as the result of any termination provided for in this Agreement (including without limitation all such fees and expenses, if any, incurred in contesting or disputing any such termination) or in seeking to obtain or enforce any right or benefit provided by this Agreement. Upon the final determination of any such contest, the Executive shall repay to the Company all such amounts so advanced.

                  7. Life Insurance. If requested by the Company, the Executive shall submit to such physical examinations and otherwise take such actions and execute and deliver such documents as may be reasonably necessary to enable the Company to


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obtain life insurance on the life of the Executive for the benefit of the
Company and to insure for the Company's benefit its obligations under Section 6(b).

                  8. Indemnification.

                     (a) If the Executive is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of the State of New Jersey as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to


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such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonable incurred or suffered by the Executive in connection therewith and such indemnification shall continue as to the Executive after he has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by the Executive only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of New York requires the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a


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proceeding, payment shall be made only upon delivery to the Company of an undertaking, by or on behalf of Executive, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

                           (b)      The indemnification provided by this Section
shall not limit or exclude any rights, indemnities or limitations of liability to which Executive may be entitled, whether as a matter of law, under the By-laws of the Company by agreement, vote of the stockholders or disinterested directors of the Company or otherwise.

                  9.       Representations and Warranties.

                           (a)      The executive represents and warrants to the
Company that the Executive is under no contractual or other restriction or obligation which would prevent the performance of his duties hereunder, or interfere with the rights of the Company hereunder.

                           (b)      The Company represents and warrants to the
Executive that (i) it has all requisite power and authority to execute, deliver, and perform this Agreement, (ii) all necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of this


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Agreement, and (iii) this Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms.

                  10. Confidential Information. All confidential information which the Executive may obtain during the Service Period relating to the business of the Company shall not be published, disclosed, or made accessible by him to any other person, firm, or corporation except in the business and for the benefit of the Company. The provisions of this Section 10 shall not apply to any information which is or becomes publicly available otherwise than by breach of this Section 10.

                  11. Survival. The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive the Executive's termination of employment, irrespective of any investigation made by or on behalf of any party.

                  12. Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

                  13. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested,


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or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13). Notice to the estate of the Executive shall be sufficient if addressed to the Executive as provided in this Section 13. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

                  14. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

                  15. Binding Effect. The Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of each of the Company, its successors and assigns.


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                  16. No Third Party Beneficiaries. This Agreement does not
create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

                  17. Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New York without giving effect to rules governing conflicts of law.

                  19. Invalidity. The invalidity or unenforceability of any term of this Agreement shall not invalidate, make unenforceable or otherwise affect any other term of this Agreement, which shall remain in full force and effect.


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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.

                                            SPANISH BROADCASTING SYSTEM, INC.

                                            By:    \s\ Joseph Garcia
                                               ---------------------------------

                                            RAUL ALARCON, JR.

                                               \s\ Raul Alarcon, Jr.
                                            ------------------------------------


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                                                                       EXHIBIT B


                              Benefits of Executive

1. Automobiles of the type presently used by the Executive with reimbursement from the Company for insurance, maintenance, gasoline and cellular telephone.

2. Health insurance similar to the health insurance presently retained by Company for the Executive.

3. Insurance on the life of the Executive payable to beneficiaries designated by the Executive in face amount of not less than $5,000,000.

4.       Reimbursement for reasonable personal tax and accounting services.

5 An apartment or similar accommodation acceptable to the Executive in New York City consistent with the position of an executive of similar stature in the community not to exceed $150,000 per year.

6. Reasonable health and country club facilities not to exceed $50,00 per year.

7. Reimbursement of all expenses incurred by the Executive in the normal course of business solicitation either directly or indirectly for Company as determined by the Executive.

8. Reimbursement of all costs and expenses incurred by the Executive in relocating his family from Long Island, New York to Miami, Florida not to exceed $100,000 per year.